Exhibit 99.1

GeoMet Announces Third Quarter 2007 Results

Houston, Texas – November 9, 2007 - GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) announced today its financial and operating results for the third quarter and nine months ended September 30, 2007.

Third Quarter 2007 Financial Results

For the quarter ended September 30, 2007, GeoMet recorded net income of $1.6 million or $0.04 per fully diluted share as compared to net income of $4.2 million, or $0.11 per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains from the change in the market value of its derivative contracts. In the current quarter, the Company experienced an unrealized gain from such derivative contracts of $0.5 million ($0.4 million after income taxes or $0.01 per fully diluted share) as compared to an unrealized gain of $4.1 million ($2.5 million after income taxes or $0.07 per fully diluted share) for the same period in 2006.

EBITDA was $5.9 million for the quarter as compared to $9.9 million in the same period of 2006. Adjusted EBITDA for the quarter was $5.6 million compared to $5.9 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Average net gas sales volumes for the quarter were 19.6 MMcf per day, a 9% increase compared to the third quarter of 2006. Average natural gas prices, adjusted for realized hedging gains, were $6.95 per Mcf during the third quarter 2007 versus $6.92 per Mcf for the same period in 2006. Excluding the impact of hedging, average natural gas prices during the quarter were $6.26 per Mcf as compared to the prior year period average of $6.60 per Mcf.

Capital expenditures for the quarter ended September 30, 2007 were $15.0 million, compared to $24.3 million for the prior year period.

Nine Months Ended September 30, 2007 Financial Results

For the nine months ended September 30, 2007, GeoMet recorded net income of $3.6 million or $0.09 per fully diluted share as compared to net income of $13.7 million, or $0.39 per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains or losses from the change in the market value of its derivative contracts. In the current period, the Company experienced an unrealized loss from such derivative contracts of $2.2 million ($1.4 million after income taxes or $0.04 per fully diluted share) as compared to a unrealized gain of $14.6 million ($8.4 million after income taxes or $0.25 per fully diluted share) for the same period in 2006.

EBITDA was $15.8 million for the nine months ended September 30, 2007 as compared to $31.8 million in the same period of 2006. Adjusted EBITDA for the nine months was $18.5 million as compared to $17.6 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Net gas sales volumes for the first nine months of 2007 averaged 19.3 MMcf per day, a 17% increase compared to the first nine months of 2006. Average natural gas prices, adjusted for realized hedging gains or losses, were $7.42 per Mcf during the nine months ended September 30, 2007 versus $7.50 per Mcf for the same period in 2006. Excluding the impact of hedging, average natural gas prices for the first nine months of 2007 decreased to $6.94 per Mcf as compared to the prior year period average of $7.41 per Mcf.

Capital expenditures for the first nine months of 2007 were $45.1 million, compared to $61.8 million for the prior year period.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss third quarter 2007 results on Friday, November 9, 2007 at 3:00 p.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet Inc. conference ID 23277623. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be available approximately two hours after the end of the call through Wednesday, November 14, 2007. To access the replay, dial (800) 642-1687 and reference conference ID 23277623. In addition, the webcast will also be archived on the Company’s website.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company engaged primarily in the exploration for and development and production of natural gas from coal seams (“coalbed methane” or “CBM”). Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Colorado, Louisiana, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

Forward Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. GeoMet undertakes no duty to update or revise these forward-looking statements.

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GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Total revenues	$11,644	$10,917	$37,547	$33,368
Expenses:
Total production expenses	4,986	3,811	15,244	12,120
Depreciation, depletion and amortization	2,347	2,168	6,688	5,749
Research and development	12	16	12	115
General and administrative	2,526	1,869	7,030	4,326
Realized (gains) losses on derivative contracts	(1,228)	(552)	(2,524)	(395)
Unrealized (gains) losses on derivative contracts	(464)	(4,134)	2,249	(14,579)

Total operating expenses	8,179	3,178	28,699	7,336

Income from operations	3,465	7,739	8,848	26,032
Other expenses & interest, net	(1,468)	(754)	(3,602)	(2,345)
Income tax expense	454	2,757	1,850	10,005

Income from continuing operations	1,543	4,228	3,396	13,682
Discontinued operations, net of tax	45	—	165	—

Net income	$1,588	$4,228	$3,561	$13,682

Earnings per share:
Income from continuing operations
Net income per share—basic	$0.04	$0.11	$0.09	$0.40
Net income per share—diluted	$0.04	$0.11	$0.09	$0.39
Discontinued operations
Net income per share—basic	$—	$—	$—	$—
Net income per share—diluted	$—	$—	$—	$—
Net Income per common share
Net income per share—basic	$0.04	$0.11	$0.09	$0.40
Net income per share—diluted	$0.04	$0.11	$0.09	$0.39

Weighted average shares outstanding—basic	38,727	36,921	38,707	33,799
Weighted average shares outstanding—diluted	39,594	37,770	39,634	34,802

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006
Assets:
Current assets	$10,271	$17,316
Properties and equipment, net	356,547	315,873
Other assets	796	2,006

Total assets	$367,614	$335,195

Liabilities and stockholders’ equity
Current liabilities	$13,296	$18,940
Long-term debt	89,285	60,832
Other long-term liabilities	48,328	45,415

Total liabilities	150,909	125,187
Total stockholders’ equity	216,705	210,008

Total liabilities and stockholders’ equity	$367,614	$335,195

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2007	2006
Net cash provided by operating activities	$16,240	$21,314
Net cash used in investing activities	(44,837)	(57,964)
Net cash provided by financing activities	28,780	38,991
Effect of exchange rates changes on cash	295	(32)

Increase in cash and cash equivalents	478	2,309
Cash and cash equivalents at beginning of period	1,414	615

Cash and cash equivalents at end of period	$1,892	$2,924

GeoMet, Inc.

Reconciliation of EBITDA and ADJUSTED EBITDA to NET INCOME

($000)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Income	$1,588	$4,228	$3,561	$13,682
Add: Interest expense, net of interest income and amounts capitalized	1,441	732	3,551	2,342
Add (Deduct): Other expense (income) loss	27	22	51	3
Add (Deduct): Expense (benefit) for income taxes	467	2,757	1,958	10,005
Add: Depreciation, depletion and amortization	2,347	2,168	6,688	5,749

EBITDA	5,870	9,907	15,809	31,781
Add (Deduct): Unrealized losses (gains) on derivative contracts	(464)	(4,134)	2,249	(14,579)
Add: Stock based compensation	94	90	258	287
Add: Accretion expense	54	42	157	118

Adjusted EBITDA	$5,554	$5,905	$18,473	$17,607

The table above reconciles net income to EBITDA and ADJUSTED EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest. ADJUSTED EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and ADJUSTED EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	1.8	1.7	5.3	4.5
Daily Average (Mcf)	19,611	17,993	19,308	16,486

Average natural gas price	$6.26	$6.60	$6.94	$7.41
Differential to NYMEX (1)	$0.10	$0.04	$0.12	$0.06
Average natural gas price—realized (2)	$6.95	$6.92	$7.42	$7.50

Expenses: ($ per Mcf)
Lease operating costs	$1.97	$1.52	$1.96	$1.82
Transportation costs	$0.30	$0.34	$0.39	$0.36
Compression costs	$0.35	$0.29	$0.38	$0.35
Production taxes	$0.14	$0.16	$0.16	$0.17

Total Production Costs	$2.76	$2.31	$2.89	$2.70

(1)

The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes

(2)	Average realized price includes the effects of realized gains or losses on derivative contracts

GEOMET, INC.

OPERATING STATISTICS

Pond Creek Field

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	1.2	1.0	3.3	2.8
Daily Average (Mcf)	12,496	10,870	12,182	10,193

Expenses: ($ per Mcf)
Lease operating costs	$1.56	$1.13	$1.65	$1.37
Transportation costs	$0.47	$0.56	$0.62	$0.58
Compression costs	$0.32	$0.28	$0.38	$0.36
Production taxes	$0.01	$0.01	$0.01	$0.02

Total Production Costs	$2.37	$1.98	$2.66	$2.33

GEOMET, INC.

OPERATING STATISTICS

Gurnee Field

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	0.6	0.5	1.6	1.4
Daily Average (Mcf)	6,092	5,948	6,058	5,078

Expenses: ($ per Mcf)
Lease operating costs	$3.13	$2.52	$2.95	$3.14
Transportation costs	$—	$—	$—	$—
Compression costs	$0.47	$0.36	$0.45	$0.39
Production taxes	$0.37	$0.37	$0.41	$0.42

Total Production Costs	$3.97	$3.25	$3.81	$3.95

GeoMet, Inc.

Consolidated Hedge Position

All hedges affecting periods after September 30, 2007

Period	Type	Volume MMBtu	Weighted Average Price per MMBtu			Swap Price
			Cap	Floor Purchased	Floor Sold
October 2007	3 Way Collar	248,000	$10.50	$7.38	$5.75	—
October 2007	Traditional Collar	124,000	$9.75	$7.50	—	—
Winter 2007 / 2008	3 Way Collar	1,216,000	$14.80	$9.00	$6.00	—
Winter 2007 / 2008	Traditional Collar	608,000	$11.25	$8.25	—	—
Summer 2008	3 Way Collar	1,712,000	$10.50	$7.00	$5.00	—
Summer 2008	Swap	856,000	—	—	$—	$8.00
Winter 2008 / 2009	3 Way Collar	906,000	$11.00	$8.50	$6.25	—
Summer 2009	3 Way Collar	1,284,000	$10.00	$7.50	$5.25	—

Summer- April through October

Winter- November through March